Exhibit 10.17

Silicon Valley Bank

Amendment to Loan Documents

Borrowers:	ZTI Merger Subsidiary III, Inc.
(formerly known as Zhone Technologies, Inc.)

Zhone Technologies, Inc.
(formerly known as Tellium, Inc.)

Address:	7001 Oakport St.
Oakland, California 94621

Date:	March 15, 2005

THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrowers named above (jointly and severally, “Borrower”).

The Parties agree to amend the Amended and Restated Loan and Security Agreement between them, dated February 24, 2004 (as otherwise amended, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

1. Credit Limit Section 1 of the Schedule is hereby amended in its entirety to read as follows:

“1. Credit Limit: (Section 1.1):

“Loans (the ‘Loans’) in amount not to exceed the following:

$35,000,000 in the aggregate at any time outstanding,

minus	the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and

minus	the FX Reserve, and

minus	all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and

Silicon Valley Bank	Amendment to Loan Documents

minus	the aggregate amount of outstanding ‘Purchased Receivables’ under, and as defined in, the Non-Recourse Receivables Purchase Agreement dated March 15, 2005 between Silicon and Borrower (the ‘Purchase Agreement’).

“Overall Sublimit: Notwithstanding anything herein to the contrary, the total combined amount outstanding under the Letter of Credit Sublimit, the Cash Management Sublimit, the FX Sublimit and the Receivables Purchase Sublimit may not exceed a combined total of $25,000,000 (the ‘Overall Sublimit’).

“Letter of Credit Sublimit (Section 1.6): ‘Letter of Credit Sublimit’ means an amount, subject to the Overall Sublimit, equal to $35,000,000 minus the FX Reserve, and minus all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and minus the aggregate amount of outstanding ‘Purchased Receivables’ under, and as defined in the Purchase Agreement, and minus all outstanding Loans.

“Cash Management Sublimit: ‘Cash Management Sublimit’ means an amount, subject to the Overall Sublimit, equal to $35,000,000 minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus the FX Reserve, and minus the aggregate amount of outstanding ‘Purchased Receivables’ under, and as defined in, the Purchase Agreement, and minus all outstanding Loans.

“Cash Management Services:

“Borrower may use up to the Cash Management Sublimit above, for Silicon’s Cash Management Services (as defined below), including, merchant services, business credit card, ACH and other services identified in the cash management services agreement related to such service (the ‘Cash Management Services’). Silicon may charge to Borrower’s Loan account, any amounts that may become due or owing to Silicon in connection with the Cash Management Services. Borrower agrees to execute and deliver to Silicon all standard form applications and agreements of Silicon in connection with the Cash Management Services, and, without limiting any of the terms of such applications and agreements, Borrower will pay all standard fees and charges of Silicon in connection with the Cash Management Services. The Cash Management Services shall terminate on the Maturity Date.

“FX Sublimit: ‘FX Sublimit’ means an amount, subject to the Overall Sublimit, equal to $35,000,000 minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and minus the aggregate amount of outstanding ‘Purchased Receivables’ under, and as defined in, the Purchase Agreement, and minus all outstanding Loans.

Silicon Valley Bank	Amendment to Loan Documents

“FX Reserve:

“Borrower may enter into foreign exchange forward contracts with Silicon, on its standard forms, under which Borrower commits to purchase from or sell to Silicon a set amount of foreign currency more than one business day after the contract date (the ‘FX Forward Contracts’); provided that (1) at the time the FX Forward Contract is entered into Borrower has Loans available to it under this Agreement in an amount at least equal to 10% of the amount of the FX Forward Contract; and (2) the total FX Forward Contracts at any one time outstanding may not exceed 10 times the amount of the FX Sublimit set forth above. The ‘FX Reserve’ shall be a reserve (which shall be in addition to all other reserves) in an amount equal to 10% of the total FX Forward Contracts from time to time outstanding. Silicon may, in its discretion, terminate the FX Forward Contracts at any time that an Event of Default occurs and is continuing. Borrower shall execute all standard form applications and agreements of Silicon in connection with the FX Forward Contracts, and without limiting any of the terms of such applications and agreements, Borrower shall pay all standard fees and charges of Silicon in connection with the FX Forward Contracts.

“Receivables Purchase Sublimit: ‘Receivables Purchase Sublimit’ means an amount, subject to the Overall Sublimit, equal to $35,000,000 minus the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus all amounts for Cash Management Services utilized under the Cash Management Services Sublimit, and minus the FX Reserve, and minus all outstanding Loans. Borrower shall not permit the aggregate amount of outstanding ‘Purchased Receivables’ under, and as defined in, the Purchase Agreement to exceed the Receivables Purchase Sublimit. Without limiting the generality of the definition of ‘Obligations’ as set forth in this Loan Agreement, the term ‘Obligations’ includes without limitation all debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Silicon under the Purchase Agreement. Without limiting the generality of the definition of ‘Event of Default as set forth in this Loan Agreement, any ‘Event of Default’ under or as defined in the Purchase Agreement shall constitute an ‘Event of Default’ under this Loan Agreement.”

Silicon Valley Bank	Amendment to Loan Documents

2. Extension of Maturity Date. Section 4 of the Schedule is amended to read as follows:

“Maturity Date (Section 6.1): February 22, 2006.”

3. Financial Covenants.

(a) Delete Adjusted Quick Ratio. The subsection of Section 5 of the Schedule, titled “Adjusted Quick Ratio” is hereby deleted from Section 5 of the Schedule, effective March 31, 2005, so that the last date as of which Borrower shall have to meet the requirements as to Adjusted Quick Ratio is as of the end of February, 2005.

(b) Minimum Cash, Cash Equivalents and Accounts. A new subsection is hereby added to Section 5 of the Schedule as follows:

“Minimum Unrestricted Cash, Cash Equivalents and Accounts: As of the end of each month, commencing with the end of March, 2005 and continuing as of the end of each month thereafter, Borrower shall maintain a total of unrestricted cash, as shown on Borrower’s balance sheet, plus Cash Equivalents, plus Accounts which are not outstanding more than 90 days from their invoice date, in a total amount not less than an amount equal to the greater of (i) $60,000,000, or (ii) twice the total of (A) all outstanding Loans plus (B) all outstanding Letters of Credit, plus (C) all ‘Purchased Receivables’ under, and as defined in, the Purchase Agreement.”

4. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $210,000, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account, or from any of Borrower’s deposit accounts with Silicon.

5. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

6. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Silicon Valley Bank	Amendment to Loan Documents

Borrower:		Silicon:

ZHONE TECHNOLOGIES, INC.		SILICON VALLEY BANK

By	/s/ Kirk Misaka	By	/s/ Pete Scott
	President or Vice President	Title	Senior Vice President

Borrower:

ZTI MERGER SUBSIDIARY III, INC.

By	/s/ Kirk Misaka
President or Vice President

Silicon Valley Bank	Amendment to Loan Documents

CONSENT

Each of the undersigned acknowledges that its consent to the foregoing Agreement is not required, but the undersigned nevertheless does hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

Guarantor Signature:

Premisys Communications, Inc.

By	/s/ Kirk Misaka
Title	Chief Financial Officer

Guarantor Signature:

Vpacket Communications, Inc.

By	/s/ Kirk Misaka
Title	Chief Financial Officer

Guarantor Signature:

Xybridge Technologies, Inc.

By	/s/ Kirk Misaka
Title	Chief Financial Officer

Silicon Valley Bank	Amendment to Loan Documents

Guarantor Signature:

Zhone Technologies International, Inc.

By	/s/ Kirk Misaka
Title	Chief Financial Officer

Guarantor Signature:

eLuminant Technologies, Inc.

By	/s/ Kirk Misaka
Title	Chief Financial Officer